Exhibit 99.1

j2 Global Reports First Quarter 2010 Results

Achieves Record Quarterly Free Cash Flow;

Announces 10 Million Share Repurchase Program;

Announces FuseMail Acquisition

LOS ANGELES—May 4, 2010—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the first quarter ended March 31, 2010, that its board of directors has approved a two year up to 10 million share repurchase program, and that it has acquired substantially all of the assets of FuseMail, LLC, an outsourced email provider.

FIRST QUARTER 2010 RESULTS

Total revenues for Q1 2010 were $60.3 million compared to $60.4 million in Q1 2009.

Subscriber revenues for Q1 2010 were $59.5 million compared to $59.6 million in Q1 2009.

During Q1 2010, the Company improved its gross margin to 83.0% from 81.1% in Q1 2009 and experienced operating margins of 40.6% compared to 43.8% in Q1 2009 due to planned increases in sales and marketing initiatives.

Net earnings per diluted share on a Non-GAAP basis, which excludes share based compensation and certain acquisition costs, for Q1 2010 was $0.44 compared to $0.45 in Q1 2009. GAAP net earnings per diluted share for Q1 2010 was $0.39 compared to $0.42 for Q1 2009.

Free cash flows for Q1 2010 were $34.2 million, or 57% of revenues, an increase of 13% over Q1 2009. Additionally, total deferred revenues for Q1 2010 were $12.6 million, an increase of $1.2 million over the prior quarter.

The Company ended the quarter with $264.4 million in cash and investments.

Key financial results for first quarter 2010 versus first quarter 2009 are as follows:

	Q1 2010	Q1 2009	% Change
Subscriber Revenues	$59.5 million	$59.6 million	(0.2)%
Total Revenues	$60.3 million	$60.4 million	(0.2)%
Non-GAAP Earnings per Diluted Share(1) (3)	$0.44	$0.45	(2)%
GAAP Net Earnings per Diluted Share(2)	$0.39	$0.42	(7)%
Free Cash Flow(4)	$34.2 million	$30.4 million	13%

(1)	The estimated effective tax rate was approximately 29% and 30% for Q1 2010 and Q1 2009, respectively.
(2)	The estimated effective tax rate was approximately 28% and 30% for Q1 2010 and Q1 2009, respectively.
(3)

Share-based compensation and acquisition costs impacted Q1 2010 net earnings per diluted share by approximately $0.05, net of tax. Share-based compensation impacted Q1 2009 net earnings per diluted share by approximately $0.04, net of tax.

(4)	Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share-based compensation.

“I am pleased that during Q1 we achieved record quarterly free cash flow while at the same time executing on our plan to expand sales and marketing efforts,” said Hemi Zucker, j2 Global’s chief executive officer. “I am also encouraged by our higher organic net customer additions, reduced cancel rate and increasing deferred revenues. I am optimistic that with an improving economy, a strong acquisition pipeline and a solid business plan and operating strategy we continue to be well positioned to grow our Company while maintaining healthy profit margins.”

SHARE REPURCHASE PROGRAM

Under the share repurchase program, the Company may purchase in the public market or in off-market transactions up to 10 million shares at any time or times through April 30, 2012. The timing and amounts of any purchases will be determined by the Company from time to time, depending on market conditions and other factors it deems relevant.

FUSEMAIL ACQUISITION

The Company has acquired substantially all of the assets of FuseMail, LLC, a provider of outsourced email and email marketing services. Terms of the acquisition were not disclosed. The financial impact to j2 Global is not expected to be material.

BUSINESS OUTLOOK

For fiscal 2010, j2 Global reaffirms its targeted revenue growth of 5% with a range of 3% to 7% compared to fiscal year 2009 revenues. Net earnings, excluding 123R non-cash compensation expense, are expected to approximate non-GAAP earnings in 2009 as the Company intends to reinvest its incremental operating income in initiatives designed to accelerate growth in 2011 and beyond.

The range of anticipated revenues takes into account both organic growth and acquisition related growth within the context of current economic conditions.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. With offices in eight cities worldwide, j2 Global's network spans more than 3,600 cities in 48 countries on six continents. The Company's websites appear in numerous languages, including Dutch, French, German, Spanish English and more. Payments are accepted in currencies that include the U.S. Dollar, British Pound, Canadian Dollar, Japanese Yen, Euro, Hong Kong Dollar and more. j2 Global provides live sales and customer service support in multiple languages, including English, Spanish, Dutch, German, French, Cantonese and more. j2 Global markets its services principally under the brands eFax®, eFax Corporate®, Onebox®, eVoice® and Electric Mail®. As of December 31, 2009, j2 Global had achieved 14 consecutive fiscal years of revenue growth and eight consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:

Jeff Adelman

j2 Global Communications, Inc.

323-372-3617

press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2010 financial performance). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth, retention and usage rates; variability of revenue based on changing conditions in particular industries and the economy generally; competition; network breaches or failures, development of new products or services, protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2009 Annual Report on Form 10-K filed by j2 Global on February 23, 2010, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2010 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	MARCH 31, 2010	DECEMBER 31, 2009
ASSETS
Cash and cash equivalents	$184,009	$197,411
Short-term investments	38,385	31,381
Accounts receivable, net of allowances of $2,922 and $3,077, respectively	11,644	11,928
Prepaid expenses and other current assets	7,267	13,076
Deferred income taxes	2,658	2,657

Total current assets	243,963	256,453

Long-term investments	41,959	14,887
Property and equipment, net	11,860	13,366
Goodwill	90,117	81,258
Other purchased intangibles, net	41,578	39,091
Deferred income taxes	8,827	8,717
Other assets	365	229

TOTAL ASSETS	$438,669	$414,001

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$16,564	$15,941
Income taxes payable	18,642	1,563
Deferred revenue	12,615	11,411

Total current liabilities	47,821	28,915

Liability for uncertain tax positions	32,209	46,820
Other long-term liabilities	3,362	2,094

Total liabilities	83,392	77,829

Commitments and contingencies	—	—

Total stockholders' equity	355,277	336,172

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$438,669	$414,001

j2 GLOBAL COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2010	2009
Revenues
Subscriber	$59,547	$59,640
Other	733	751

Total revenue	60,280	60,391

Cost of revenues (including share-based compensation of $329 and $281 for the three months of 2010 and 2009, respectively)	10,266	11,392

Gross profit	50,014	48,999

Operating expenses:
Sales and marketing (including share-based compensation of $491 and $377 for the three months of 2010 and 2009, respectively)	11,152	8,885

Research, development and engineering (including share-based compensation of $220 and $196 for the three months of 2010 and 2009, respectively)	2,909	2,943

General and administrative (including share-based compensation of $1,901 and $1,441 for the three months of 2010 and 2009, respectively)	11,494	10,706

Total operating expenses	25,555	22,534

Operating earnings	24,459	26,465

Interest and other income, net	192	142

Earnings before income taxes	24,651	26,607

Income tax expense	7,015	7,955

Net earnings	$17,636	$18,652

Basic net earnings per common share	$0.40	$0.43

Diluted net earnings per common share	$0.39	$0.42

Basic weighted average shares outstanding	44,250,521	43,627,071

Diluted weighted average shares outstanding	45,421,180	44,728,911

j2 GLOBAL COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$17,636	$18,652
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	3,968	3,655
Share-based compensation	2,941	2,295
Tax deficiency (excess tax benefits) from share-based compensation	406	(5)
Provision for doubtful accounts	482	347
Deferred income taxes	(110)	(440)
Decrease (increase) in:
Accounts receivable	(81)	(146)
Prepaid expenses and other current assets	924	108
Other assets	16	8
(Decrease) increase in:
Accounts payable and accrued expenses	774	(1,482)
Income taxes payable	5,088	6,775
Deferred revenue	491	(339)
Liability for uncertain tax positions	1,527	1,727
Other	626	(3)

Net cash provided by operating activities	34,688	31,152

Cash flows from investing activities:
Purchases of available-for-sale investments	(33,875)	—
Purchases of property and equipment	(86)	(721)
Acquisition of businesses, net of cash received	(10,237)	(11,905)
Purchases of intangible assets	(2,692)	(423)

Net cash used in investing activities	(46,890)	(13,049)

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(613)	(34)
Issuance of common stock under employee stock purchase plan	28	33
Exercise of stock options	327	42
(Tax deficiency) excess tax benefits from share-based compensation	(406)	5

Net cash (used in) provided by financing activities	(664)	46

Effect of exchange rate changes on cash and cash equivalents	(536)	(717)

Net (decrease) increase in cash and cash equivalents	(13,402)	17,432
Cash and cash equivalents at beginning of period	197,411	150,780

Cash and cash equivalents at end of period	$184,009	$168,212

j2 GLOBAL COMMUNICATIONS, INC.

UNAUDITED RECONCILIATION OF MODIFIED NET EARNINGS

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Modified net earnings are GAAP net earnings with the following modifications (1) elimination of share-based compensation expense for 2010 and 2009; (2) elimination of certain acquisition costs; (3) income tax expense associated with share-based compensation and certain acquisition costs.

Modified net earnings and modified net earnings per share are not meant as a substitute for measures determined under GAAP, but are solely for informational purposes. The following table illustrates and reconciles the GAAP net earnings with the aforementioned exclusions. The Company believes that this non-GAAP financial information are useful measures of operating performance because they exclude certain non-recurring transactions outside the ordinary course of the Company's business.

	THREE MONTHS ENDED MARCH 31, 2010				THREE MONTHS ENDED MARCH 31, 2009
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Revenues
Subscriber	$59,547	$—		$59,547	$59,640	$—		$59,640
Other	733	—		733	751	—		751

Total revenue	60,280	—		60,280	60,391	—		60,391

Cost of revenues (1)	10,266	(329	)(1)	9,937	11,392	(281	)(1)	11,111

Gross profit	50,014	329		50,343	48,999	281		49,280

Operating expenses:
Sales and marketing (1)	11,152	(491	)(1)	10,661	8,885	(377	)(1)	8,508
Research, development and engineering (1)	2,909	(220	)(1)	2,689	2,943	(196	)(1)	2,747
General and administrative (1) (2)	11,494	(2,031	)(1)(2)	9,463	10,706	(1,441	)(1)	9,265

Total operating expenses	25,555	(2,742)		22,813	22,534	(2,014)		20,520

Operating earnings	24,459	3,071		27,530	26,465	2,295		28,760

Interest and other income, net	192	—		192	142	—		142

Earnings before income taxes	24,651	3,071		27,722	26,607	2,295		28,902

Income tax expense (3)	7,015	944	(3)	7,959	7,955	678	(3)	8,633

Net earnings	$17,636	$2,127		$19,763	$18,652	$1,617		$20,269

Diluted net earnings per share	$0.39			$0.44	$0.42			$0.45

Diluted weighted average shares outstanding	45,421,180			45,421,180	44,728,911			44,728,911

(1) Share-based compensation expense:
Cost of revenues		$(329)				$(281)
Sales and marketing		$(491)				$(377)
Research, development and engineering		$(220)				$(196)
General and administrative		$(1,901)				$(1,441)

		$(2,941)				$(2,295)

(2) Acquisition costs		$(130)				$—

(3) Income tax adjustment, net impact of the items above		$907				$678
Share-based compensation expense		37				—

Acquisition costs		$944				$678

j2 Global Communications, Inc.

Free Cash Flows

	Q1	Q2	Q3	Q4	YTD
2010
Net cash provided by operating activities	34,688				34,688
Less: Purchases of property and equipment	(86)				(86)
Add: Excess tax benefit (deficiency) from share-based compensation	(406)				(406)

	34,196	—	—	—	34,196

2009
Net cash provided by operating activities	31,152	20,362	26,469	23,850	101,833
Less: Purchases of property and equipment	(721)	(217)	(767)	(1,546)	(3,251)
Add: Excess tax benefit from share-based compensation	5	2,718	403	(63)	3,063

	30,436	22,863	26,105	22,241	101,645

2008
Net cash provided by operating activities	27,411	23,840	15,676	23,789	90,716
Less: Purchases of property and equipment	(469)	(796)	(937)	(305)	(2,507)
Add: Excess tax benefit from share-based compensation	239	204	212	910	1,565

	27,181	23,248	14,951	24,394	89,774